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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2004

                           PFGI CAPITAL CORPORATION
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            (Exact name of Registrant as specified in its Charter)


         MARYLAND                     1-8019-01                 04-3659419
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


ONE EAST FOURTH STREET, CINCINNATI, OHIO                            45202
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code
1-800-851-9521 OR 513-345-7102
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

      Effective July 1, 2004, National City Corporation ("National City") acquired Provident Financial Group, Inc. ("Provident") pursuant to an Agreement and Plan of Merger by and between National City and Provident effective as of February 16, 2004 ("Merger Agreement"). All of PFGI Capital Corporation's common stock is owned by The Provident Bank which, prior to the merger, was a wholly-owned subsidiary of Provident and, after the merger, is controlled by National City. Pursuant to the Merger Agreement, National City acquired all of the outstanding common and preferred securities of Provident. Each share of Provident common stock is exchangeable into 1.135 shares of National City common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       PFGI CAPITAL CORPORATION

Date:  July 2, 2004                                    By: /s/ Mark E. Magee
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                                                           Mark E. Magee
                                                           Secretary